                                                       (Proof of April 17, 1996)

                               $

                               DUKE POWER COMPANY

                      FIRST AND REFUNDING MORTGAGE BONDS,

                                  % SERIES DUE

                             UNDERWRITING AGREEMENT

                                                                           , 199

Gentlemen:

     1.  Introductory.  DUKE POWER COMPANY, a North Carolina corporation
("Company"), proposes to issue and sell $            aggregate principal amount
of First and Refunding Mortgage Bonds,    % Series Due      ("Bonds"), to be
issued pursuant to the provisions of a First and Refunding Mortgage, dated as of December 1, 1927 ("Original Indenture"), from the Company to Chemical Bank, as successor Trustee to Morgan Guaranty Trust Company of New York, as amended and supplemented by various supplemental indentures, including the supplemental
indenture dated as of         ,      (the Original Indenture, as so amended and
supplemented, being hereinafter called the "Mortgage"), and hereby agrees with you (the "Underwriter") as follows:

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

          (a) A registration statement (No. 33-      ), including a prospectus,
     relating to the Bonds has been filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933 (the "1933 Act") and has been declared effective by the Commission. The Company will file with, or will transmit for filing to, the Commission a supplemented prospectus relating to the Bonds pursuant to Rule 424 under the 1933 Act. The registration statement as amended at the date of this Agreement (including all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act) is hereinafter referred to as the "Registration Statement", and such supplemented prospectus (including all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act) is hereinafter referred to as the "Prospectus".

          (b) The Registration Statement conforms and the Prospectus will conform in all material respects to the requirements of the 1933 Act and the rules and regulations thereunder ("1933 Act Regulations"), and the Registration Statement does not and the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in any such document based upon written information furnished to the Company by the Underwriter specifically for use therein.

          (c) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934 (the "1934 Act") and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not
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     misleading, and any documents deemed to be incorporated by reference in the
     Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     3. Purchase, Sale and Delivery of Bonds. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the entire
principal amount of the Bonds at a purchase price of       % of the principal
amount thereof, plus accrued interest from         ,      to the Closing Date
(as hereinafter defined).

     Payment of the purchase price for the Bonds to be purchased by the Underwriter shall be made at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, N.Y., or at such other place as shall be mutually agreed
upon by you and the Company, at 10:00 A.M., New York City time, on          ,
     or such other time not later than seven full business days after such date as shall be agreed upon by you and the Company (the "Closing Date"). Payment shall be made to the Company by certified or official bank check or checks in New York Clearing House or similar next day funds, payable to the order of the Company, against delivery to you of the Bonds. The Bonds shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Date.

     4. Offering by the Underwriter. It is understood that the Underwriter proposes to offer the Bonds for sale to the public as set forth in the Prospectus.

     5. Covenants of the Company. The Company covenants and agrees with the Underwriter that:

          (a) The Company will advise you promptly of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (b) If at any time when a prospectus relating to the Bonds is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the 1933 Act, the Company promptly will prepare and file with the Commission an amendment, supplement or an appropriate document pursuant to Section 13 or 14 of the 1934 Act which will correct such statement or omission or which will effect such compliance.

          (c) The Company, during the period when a prospectus relating to the Bonds is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

          (d) The Company will make generally available to its security holders, in each case as soon as practicable but not later than 60 days after the close of the period covered thereby, earnings statements (in form complying with the provisions of Section 11(a) of the 1933 Act, which need not be certified by independent certified public accountants unless required by the 1933 Act) covering (i) a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement and (ii) a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the date of this Agreement.

          (e) The Company will furnish to you copies of the Registration
     Statement (   of which will be signed and will include all exhibits other than those incorporated by reference), the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request.

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

          (f) The Company will arrange or cooperate in arrangements for the qualification of the Bonds for sale under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file any general consents to service of process under the laws of any state where it is not now so subject.

          (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement including (i) the printing and filing of the Registration Statement and the printing of this Agreement, the Blue Sky Survey and any Underwriter's Questionnaire, (ii) the issuance and delivery of the Bonds to the Underwriter, (iii) the fees and disbursements of counsel for the Underwriter in connection with the qualification of the Bonds under the securities laws of any jurisdiction in accordance with the provisions of Section 5(f) and in connection with the preparation of the Blue Sky Survey, such fees not to exceed $5,000, and (iv) the printing and delivery to the Underwriter, in quantities as hereinabove referred to, of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto.

     6. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Bonds will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or you, shall be threatened by the Commission.

          (b) Prior to the Closing Date, the rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Corporation to any debt securities or preferred stock of the Company as of the date of this Agreement shall not have been lowered.

          (c) Since the respective most recent dates as of which information is given in the Prospectus and up to the Closing Date, there shall not have been any material adverse change in the condition of the Company, financial or otherwise, except as reflected in or contemplated by the Prospectus, and, since such dates and up to the Closing Date, there shall not have been any material transaction entered into by the Company other than transactions contemplated by the Prospectus and transactions in the ordinary course of business.

          (d) You shall have received an opinion of Steve C. Griffith, Jr., Esq., General Counsel to the Company, dated the Closing Date, to the effect that:

             (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus.

             (ii) The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification.

             (iii) The Mortgage has been duly authorized, executed and delivered by the Company, is duly qualified under the Trust Indenture Act of 1939, and is a legal, valid and enforceable instrument in accordance with its terms, except (x) as the same may be limited by the laws of the States of North Carolina and South Carolina (in which States such counsel is advised all physical property of the Company subject to the Mortgage is located except for certain interconnection lines) with respect to or affecting the remedies to enforce the security provided by the Mortgage, which laws do not, in the opinion of such counsel, make inadequate the remedies necessary for the realization of the benefits of such security, and by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights, and (y) that the provisions of the Mortgage subjecting to the lien

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        thereof the revenues and income from the mortgaged property may not be effective prior to the delivery or taking of possession of such revenues or income or of the mortgaged property by or on behalf of the bondholders.

             (iv) The Bonds have been duly authorized by all necessary corporate action and, when the same have been executed and authenticated as specified in the Mortgage and delivered to the Underwriter against payment of the consideration therefor specified in this Agreement, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except, in each case, as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights, and are entitled to the benefits and security afforded by the Mortgage in accordance with the terms of the Mortgage and the Bonds, except as set forth in paragraph
        (iii) above.

             (v) The Company has good title to all properties owned by it, subject only (a) to the lien of the Mortgage, (b) to permitted encumbrances as defined in the Mortgage, (c) to minor exceptions and defects which do not, in the aggregate, in the opinion of such counsel, materially interfere with the use by the Company of such properties for the purposes for which they are held, materially detract from the value of said properties or in any material way impair the security afforded by the Mortgage, and (d) in the case of the Company's existing hydroelectric plants, to provisions of licenses issued by the Federal Power Commission or the Federal Energy Regulatory Commission and to the provisions of the Federal Power Act.

             (vi) The Mortgage complies as to form with all applicable laws of the States wherein the properties subjected or intended to be subjected to the lien of the Mortgage are located, including all applicable recording laws, and constitutes a valid, direct first mortgage lien on all properties and franchises purported to be owned by the Company, except such property as is specifically excepted from the lien thereof, subject only to the liens, charges and encumbrances stated in paragraph
        (v) above; all fixed electric properties hereafter acquired by the Company will, upon such acquisition, become subject to the lien of the Mortgage, subject, however, to liens or charges of the character permitted to exist by the Mortgage, and to liens, if any, existing or placed on such property at the time of the acquisition thereof by the Company; and the description of such property and franchises in the Mortgage is adequate to constitute the same a lien on such property and franchises of the Company except as aforesaid.

             (vii) The Company holds valid and subsisting franchises, licenses and permits in all communities wherein it operates its properties, which are free from unduly burdensome restrictions, are individually satisfactory and vest in the Company adequate authority to operate its public utility system therein, except that in a few municipalities the Company is operating either without franchises or with franchises the validity of which might possibly be called into question; in the opinion of such counsel, however, the Company's franchises, licenses and permits relating to its public utility business, as a system, are satisfactory for the adequate conduct of the business of the Company in the territory which it serves, the rights of the Company to maintain transmission lines through unincorporated communities and over public lands not located in incorporated communities and over private rights of way are, as a system, satisfactory for the adequate conduct of the business of the Company in the territory which it serves, and, as a public utility corporation operating under the laws of the States of North Carolina and South Carolina, the Company has adequate rights to operate its system.

             (viii) The Original Indenture and the supplemental indentures
        thereto, other than the supplemental indenture dated as of         ,
             , have been duly recorded or filed for recordation in all such offices as are necessary to perfect and to preserve and protect the lien of the Mortgage upon the property intended to be subjected to the lien thereof, and upon the filing and recording of the supplemental indenture
        dated as of         ,      , no other recording or any periodic or other
        refiling or rerecording of the Mortgage is or will be required in order to perfect and to preserve and protect the lien of the Mortgage upon such property, and there are no mortgage, recording or other

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        taxes required to be paid in connection with such filing and recording or in connection with the issuance of the Bonds other than customary filing and recording fees.

             (ix) The Registration Statement has become effective under the 1933 Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act.

             (x) This Agreement has been duly authorized, executed and delivered by the Company.

             (xi) The North Carolina Utilities Commission and The Public Service Commission of South Carolina have issued appropriate orders with respect to the issuance and sale of the Bonds in accordance with this Agreement, and, to the best of the knowledge of such counsel, such orders are still in effect; the issuance and sale of the Bonds to the Underwriter are in conformity with the terms of such orders; and no other authorization, approval or consent of any other governmental body (other than in connection or compliance with the provisions of the securities or blue sky laws of any jurisdiction) is legally required for the issuance and sale of the Bonds pursuant to this Agreement.

             (xii) The performance by the Company of this Agreement will not contravene any of the provisions of the Restated Articles of Incorporation or By-Laws of the Company.

             (xiii) The descriptions in the Registration Statement and Prospectus of legal or governmental proceedings are accurate and fairly present the information required to be shown and such counsel does not know of any other legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described as required.

          (e) You shall have received an opinion or opinions of Dewey Ballantine, counsel to the Company, dated the Closing Date, with respect to the matters set forth in (i), (iii), (iv) and (ix) through (xii) of Section 6(d) and to the further effect that:

             (i) The Registration Statement as of the date of effectiveness under the 1933 Act and the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission (in each case, other than the financial statements and other financial information included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and nothing has come to their attention that would lead them to believe that the Registration Statement as of the date of effectiveness under the 1933 Act (or if an amendment to such Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission and at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (ii) The statements made in the Prospectus under the captions "Description of the New Bonds" and "Certain Terms of the Offered Bonds", insofar as they purport to summarize provisions of documents specifically referred to therein, fairly present the information called for with respect thereto by Form S-3.

          In giving their opinion Dewey Ballantine may rely on the opinion of Steve C. Griffith, Jr., Esq. as to matters of the laws of North Carolina and South Carolina.

          (f) You shall have received the opinion of Willkie Farr & Gallagher, counsel for the Underwriter, dated the Closing Date, with respect to the matters set forth in (i), (iii), (iv) and (ix) through (xi) of Section 6(d) and in (i) and (ii) of Section 6(e) and other related matters as you may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of

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

     enabling them to pass upon such matters. In giving their opinion Willkie Farr & Gallagher may rely on the opinion of Steve C. Griffith, Jr., Esq. as to matters of the laws of North Carolina and South Carolina.

          (g) You shall have received a certificate of the President or any Vice President and a principal financial or accounting officer of the Company, dated the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that the conditions specified in Section 6(b) and Section 6(c) have been satisfied, and that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.

          (h) On the date of this Agreement, you shall have received from Deloitte & Touche a letter dated the date hereof, in form and substance reasonably satisfactory to you, to the effect that (i) they are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations; (ii) in their opinion, the financial statements and supplemental schedules incorporated by reference in the Registration Statement from the Company's Form 10-K Annual Reports filed with the Commission under Section 13 of the 1934 Act (such 10-K Annual Report for December 31 of the most recent year for which the Company has filed an Annual Report on Form 10-K, or, if the Company has filed a Current Report on Form 8-K including audited financial statements for a later year but has not theretofore filed an Annual Report on Form 10-K for such year, such Current Report on Form 8-K, being hereinafter referred to as the "Form 10-K") comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the applicable published 1934 Act Regulations; (iii) they have read the unaudited balance sheets of the Company as of the end of each quarter since the end of the year covered by the Form 10-K and the related unaudited statements of income and cash flows of the Company for the interim periods ended as of the end of each of the quarters since the end of the year covered by the Form 10-K and the corresponding interim periods in the preceding year incorporated by reference in the Registration Statement and included in the Company's Form 10-Q Quarterly Reports, if any, filed with the Commission under Section 13 of the 1934 Act for the quarters ended since the end of the year covered by the Form 10-K (the "Form 10-Q's"); and on the basis of a reading of such unaudited balance sheets and such unaudited statements of income and cash flows and of the latest available unaudited financial statements of the Company, the minutes of the meetings of shareholders, the Board of Directors and the Management Committee of the Board of Directors of the Company as set forth in the minute books at a specified date not more than five days prior to the date of such letter and inquiries of officers of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an examination made in accordance with generally accepted auditing standards and that they would not necessarily reveal matters of significance with respect to the comments made in such letter, and, accordingly, that Deloitte & Touche make no representation as to the sufficiency of such procedures for your purposes), nothing has come to their attention which caused them to believe that (A) any material modifications should be made to the unaudited financial statements of the Company as at the end of each quarter since the end of the year covered by the Form 10-K and for the interim periods ended as of the end of each of the quarters since the end of the year covered by the Form 10-K and the corresponding interim periods in the preceding year included in the Form 10-Q's and incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the applicable published 1934 Act Regulations or (B) at a specified date not more than five days prior to the date of such letter there was any change in the capital stock (except for the issuance of common stock under the Company's Stock Purchase-Savings Program for Employees, Employees' Stock Ownership Plan, Stock Purchase and Dividend Reinvestment Plan or Stock Ownership Plan for Nonemployee Directors) or long-term debt of the Company (except for increases resulting from issuances of debt pursuant to the Company's Medium-Term Notes Program or reductions resulting from redemptions, purchases, payments of sinking fund obligations or scheduled maturities) or any decrease in its net assets, in each case as compared with amounts shown in the most recent balance sheet of the Company incorporated by reference in the Prospectus except, with respect to clause (B), for changes or decreases which the Prospectus discloses have occurred or may occur; and
     (iv) they have carried out certain procedures, and made certain findings confirming certain other financial information contained or incorporated by reference in the Registration Statement and Prospectus.

          (i) At the Closing Date you shall have received from Deloitte & Touche a letter, dated the Closing Date, to the effect that such accountants reaffirm the statements made in the letter furnished pursuant to paragraph
     (h) of this Section 6, except that the specified date referred to shall be a date not more than four days prior to the Closing Date.

     The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

     7. Indemnification. (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the prospectus constituting a part of the Registration Statement in the form in which it became effective or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, such prospectus, or the Prospectus (or any amendment or supplement thereto);

          (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

     In no case shall the Company be liable under this indemnity agreement with respect to any claim made against the Underwriter or any such controlling person unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate at its own expense in the defense, or, if it so elects, within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the Underwriter or controlling person or persons, defendant or defendants in any suit so brought, which approval shall not be unreasonably withheld. In any such suit, the Underwriter or any such controlling person shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the Company and the Underwriter shall have mutually agreed to the employment of such counsel, or (ii) the named parties to any such action (including any impleaded parties) include both the Underwriter or such controlling person and the Company and the Underwriter or such controlling person shall have been advised by such counsel that a conflict of interest between the Company and the Underwriter or such controlling person may arise and for this reason it is not desirable for the same counsel to represent both the indemnifying party and also the indemnified party (it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Underwriter and all such controlling persons, which firm shall be designated in writing by you). The Company agrees to notify you within a reasonable time of the assertion of any claim against it, any of its officers or directors or any person who controls the Company within the meaning of Section 15 of the 1933 Act, in connection with the sale of the Bonds.

     (b) The Underwriter agrees that it will indemnify and hold harmless the Company, its directors, and each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act to the same extent as the indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, such prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), such preliminary prospectus, such prospectus or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Company or any person so indemnified based on the Registration Statement (or any amendment thereto) or such preliminary prospectus, such prospectus or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to the Underwriter, by the provisions of subsection (a) of this Section.

     8. Termination of this Agreement. (a) You shall have the right to terminate this Agreement by giving the notice indicated below in this Section at any time at or prior to the Closing Date if (i) trading on the New York Stock Exchange shall be suspended by that Exchange or by order of the Commission or any other governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by either Federal or New York authorities, or (iii) there shall have occurred any outbreak of hostilities or other national or international calamity or crisis, or any declaration of war or a national emergency by the United States, the effect of which on the financial markets of the United States shall be such as, in your reasonable judgment, to make it impracticable for you to enforce contracts for the sale of the Bonds. If you shall so terminate this Agreement, such termination shall be without liability of any party to any other party except for any expenses to be paid or reimbursed by the Company pursuant to Section 5(g).

     (b) If the Underwriter elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Underwriter, by telephone or telecopy, confirmed by letter.

     9. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter or the Company, or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Bonds.

     10. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered, or telecopied and confirmed to
you at                                                                         ,
                                             ,            ,                  ,
attention of
                        , or, if sent to the Company, will be mailed, delivered, or telecopied and confirmed to it at 422 South Church Street, Charlotte, N.C. 28242-0001, attention of Richard J. Osborne.

     11. Successors. This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and the officers and directors referred to in Section 7, and their respective successors, heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons, officers and directors and their respective successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Bonds from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

     12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                          Very truly yours,

                                               DUKE POWER COMPANY



                                               By:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.



By:

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